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                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Amendment Number 3 to the Form S-3 Registration Statement (file No. 333-17081) of Topro, Inc. filed on or about February 28, 1997, of the form 8-K/A No. 2 which includes our report, dated September 22, 1995, relating to the financial statements of Vision Engineering Corp., and to the reference to our Firm under the caption "Experts" in the Registration Statement.



/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP

Anaheim, California
February 28, 1997